UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 26, 2007

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240-13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Philadelphia, PA December 31, 2007. The Board of Directors of Hemispherx Biopharma, Inc. announces that, on December 26, 2007, certain executives were awarded bonuses of 25% of base salaries for performance in relation to 2007 corporate goals and objectives. Bonuses were awarded to W.A. Carter, M.D., CEO and Chairman of the Board ($166,156), Anthony Bonelli, COO ($ 87,500), Robert Peterson, CFO ($64,791), Dr. David Strayer, Chief Medical Officer ($50,347) and Wayne Springate, V.P. of Manufacturing ($37,500).

The Compensation Committee and Board of Directors reviewed corporate goals established in February, 2007 and determined that significant progress has been made in terms of 1) preparing and filing the Ampligen NDA; 2) contacting and establishing strategic partners; 3) developing/implementing a global marketing strategy; 4) finalizing an agreement with vaccine manufacturers and 5) developing Alferon LDO potential.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.	Description

Exhibit 99.1	Press Release dated December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

December 31, 2007	By:	/s/ William A. Carter
William A. Carter, M.D.
Chief Executive Officer

Company/Investor Contact:
Dianne Will	Sean Collins, Senior Partner
Hemispherx Biopharma, Inc.	CCG Investor Relations
518-398-6222	310-477-9800
ir@hemispherx.net